EXHIBIT 21.1


                              SUBSIDIARIES OF
                   FROZEN FOOD EXPRESS INDUSTRIES, INC.


                                                              Jurisdiction of
      Name of Subsidiary                                       Incorporation
      ------------------                                      ---------------


FFE Transportation Services, Inc.                                Delaware
AirPro Holdings, Inc.
  (formerly W&B Refrigeration Service Company, Inc.)             Delaware
Conwell Corporation                                              Delaware
Conwell, LLC                                                     Delaware
Lisa Motor Lines, Inc.                                           Delaware
FFE Logistics, Inc.                                              Delaware
Compressors Plus, Inc.                                           Texas
Compressors Plus, Inc. *                                         Delaware
FFE, Inc.                                                        Texas
Conwell Cartage, Inc. *                                          Texas
Frozen Food Express, Inc. *                                      Texas
Middleton Transportation Company *                               Texas

Each subsidiary does business under its corporate name.



* Inactive